Exhibit 99.4

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the common stock, par value $0.0001 per share (the “Common Stock”) of Forge Global Holdings, Inc., a Delaware corporation (the “Issuer”), and such other securities of the Issuer and its affiliates that the undersigned may acquire or dispose of from time to time. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be duly executed as of March 31, 2022.

MOTIVE CAPITAL FUND I-A, LP
By:	Motive Capital Fund I GP, LP, its general partner
By:	Motive Partners GP, LLC, its general partner

By:	/s/ Paul Luc R. Heyvaert
Name:	Paul Luc R. Heyvaert
Title:	Managing Founding Partner and Chief Executive Officer

MOTIVE CAPITAL FUND I-B, LP
By:	Motive Capital Fund I GP, LP, its general partner
By:	Motive Partners GP, LLC, its general partner

By:	/s/ Paul Luc R. Heyvaert
Name:	Paul Luc R. Heyvaert
Title:	Managing Founding Partner and Chief Executive Officer

MOTIVE CAPITAL FUND I-MPF, LP
By:	Motive Capital Fund I GP, LP, its general partner
By:	Motive Partners GP, LLC, its general partner

By:	/s/ Paul Luc R. Heyvaert
Name:	Paul Luc R. Heyvaert
Title:	Managing Founding Partner and Chief Executive Officer

MOTIVE CAPITAL FUND II-A, LP
By:	Motive Capital Fund II GP, LP, its general partner
By:	Motive Partners GP, LLC, its general partner

By:	/s/ Paul Luc R. Heyvaert
Name:	Paul Luc R. Heyvaert
Title:	Managing Founding Partner and Chief Executive Officer

MOTIVE CAPITAL FUND II-B, LP
By:	Motive Capital Fund II GP, LP, its general partner
By:	Motive Partners GP, LLC, its general partner

By:	/s/ Paul Luc R. Heyvaert
Name:	Paul Luc R. Heyvaert
Title:	Managing Founding Partner and Chief Executive Officer

MOTIVE CAPITAL FUND II-MPF, LP
By:	Motive Capital Fund II GP, LP, its general partner
By:	Motive Partners GP, LLC, its general partner

By:	/s/ Paul Luc R. Heyvaert
Name:	Paul Luc R. Heyvaert
Title:	Managing Founding Partner and Chief Executive Officer

MOTIVE CAPITAL FUNDS SPONSOR, LLC
By:	Motive Partners GP, LLC, its manager

By:	/s/ Paul Luc Robert Heyvaert
Name:	Paul Luc Robert Heyvaert
Title:	Managing Founding Partner and Chief Executive Officer

MOTIVE CAPITAL FUND I GP, LP
By:	Motive Partners GP, LLC, its general partner

By:	/s/ Paul Luc R. Heyvaert
Name:	Paul Luc R. Heyvaert
Title:	Managing Founding Partner and Chief Executive Officer

MOTIVE CAPITAL FUND II GP, LP
By:	Motive Partners GP, LLC, its general partner

By:	/s/ Paul Luc R. Heyvaert
Name:	Paul Luc R. Heyvaert
Title:	Managing Founding Partner and Chief Executive Officer

MOTIVE PARTNERS GP, LLC

By:	/s/ Paul Luc R. Heyvaert
Name:	Paul Luc R. Heyvaert
Title:	Managing Founding Partner and Chief Executive Officer

ROB Exploration, LLC

By:	/s/ Paul Luc R. Heyvaert
Name:	Paul Luc R. Heyvaert
Title:	Member

PAUL LUC ROBERT HEYVAERT

By:	/s/ Paul Luc Robert Heyvaert
Name:	Paul Luc Robert Heyvaert

[Signature Page To Forge Global Holdings, Inc. 13D Joint Filing Agreement]